EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6711

Moriah Shilton

Investor Relations

408-321-6713

ARBITRATION PANEL FINDS TESSERA PATENTS VALID

AND ENFORCEABLE

- Amkor Found in Material Breach of License Agreement -

- Tessera Awarded Monetary Damages for Amkor’s Use of Tessera’s Patents -

SAN JOSE, Calif. – Oct. 28, 2008 – Tessera Technologies, Inc. (NASDAQ: TSRA) announced that the arbitration panel in Tessera, Inc.’s contractual dispute with Amkor Technology, Inc. has issued a confidential interim award with all three members of the panel unanimously finding, among other things, that the asserted Tessera® patents are valid and enforceable and that certain of Amkor’s products are made under the asserted Tessera patents. The panel found that Tessera is owed monetary damages for Amkor’s material breach of its license agreement for failure to pay royalties on a broad range of products. The panel will issue its final award stating the exact amount of damages at a later date.

“The panel’s decision to uphold Tessera’s patents as valid and enforceable demonstrates once again the strength of our intellectual property,” said Henry R. “Hank” Nothhaft, president and CEO of Tessera. “We expect that the monetary award will be material.”

The patents at issue in the arbitration are U.S Patent No.5,852,326 (the ‘326 Patent), U.S. Patent No. 6,433,419 (the ‘419 Patent), U.S. Patent No. 6,465,893 (the ‘893 Patent), and U.S. Patent No. 5,679,977 (the ‘977 Patent). The ‘326 and ‘419 patents are also being asserted in the U.S. International Trade Commission (ITC) Investigation No. 337-TA-605 (Wireless ITC action) and in Investigation Number 337-TA-649 (the Subcon ITC Action). The ‘977 patent is also being asserted the Subcon ITC Action and in Investigation Number 337-TA-630 (the DRAM ITC Action).

About Tessera

Tessera is a leading provider of miniaturization technologies for the electronics industry. The company licenses its innovations, as well as delivers products based on these innovations to promote the development of the supply chain infrastructure, thus enabling manufacturers to get the right product to market, at the right time. Tessera is headquartered in San Jose, California. For information call 1.408.894.0700 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, include more information about factors that could affect the company’s financial results.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.